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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 12, 2004

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in the Charter)

-----------------------------    ----------------------     --------------------
         Delaware                       0-25198                  36-3973627
(State or other jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)                                       Identification No.)
-----------------------------    ----------------------     --------------------


                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                    (Address of principal executive offices)

                                 (708) 293-4050

              (Registrant's telephone number, including area code)

                                       N/A

         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF CERTAIN ASSETS OF KELSEY-HAYES COMPANY

         On January 12, 2004, Universal Automotive, Inc. ("Purchaser"), a subsidiary of Universal Automotive Industries, Inc. (the "Company"), acquired certain business assets of TRW Automotive, Inc.'s Kelsey-Hayes Company subsidiary ("Acquisition") for a purchase price of $10,640,852 cash and assumption of certain indebtedness, all subject to adjustment as discussed below. The Acquisition was made pursuant to the terms of that certain Autospecialty Asset Purchase Agreement ("Purchase Agreement") dated as of December 23, 2003 by and between Kelsey-Hayes Company ("Seller") and Purchaser. The business unit which was the subject of the Acquisition is the Seller's Autospecialty business unit, and is sometimes referred to as the "Business".

         The assets acquired pursuant to the Acquisition include: (i) Seller's interest as a lessee under certain leases of real property (primarily related to its central office and warehouse facility in Carson, California, its Itasca, Illinois and Parsippany, New Jersey warehouses); (ii) Seller's interest in certain items of machinery and equipment; (iii) Seller's interest in certain inventories of raw materials, cores, work-in-progress, finished products, service parts and supplies, business packaging materials and marketing materials located at Seller's business locations referenced above and at fee warehouses (excluding certain brake components located at a supplier's premises); (iv) Seller's trade receivables arising out of the Business; (v) Seller's interest in computer hardware, software and related items used in connection with the Business; (vi) certain prepaid expenses and deposits made by Seller; (vii) certain rights, claims and causes of action of Seller relating to the Purchased Assets; and (viii) certain know-how related to the Business (collectively, the "Purchased Assets").

         In connection with the Acquisition, Purchaser assumed and agreed to discharge and perform the following liabilities and obligations of Seller: (i) all duties, liabilities and obligations of Seller under the contracts and permits included within the Purchased Assets; (ii) warranty claims, and certain other liabilities relating to products sold to end-users after January 12, 2004;
(iii) certain duties, obligations and liabilities relating to employees retained by Purchaser after January 12, 2004; (iv) certain obligations related to environmental laws; and (v) certain trade payables disclosed on the Seller's closing balance sheet (collectively, the "Assumed Liabilities").

         The purchase price payable to Seller at closing for the Purchased Assets (the "Purchase Price") is equal to the "Net Asset Value" (i.e., the difference between the value of the Purchased Assets and the amount of the Assumed Liabilities, determined based on methodologies described in the Purchase Agreement) of the Business as of November 28, 2003. The amount paid by Purchaser at closing, based on a preliminary determination of the Net Asset Value of the Business, was $10,640,852. The Purchase Price is subject to two post-closing adjustments based on updated determinations of the Net Asset Value of the Business as of the closing date.

         In connection with the Acquisition, the Purchaser entered into the following ancillary agreements: (i) a Transitional Services Agreement under which Seller agreed to provide Purchaser with certain transitional services for a specified consideration and for a limited period



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of time; (ii) a Supply Agreement between Purchaser and Seller's affiliate, REMSA of America ("ROA") pursuant to which ROA agreed to supply Purchaser with designated friction materials; (iii) a Trademark License Agreement between Purchaser and TRW Intellectual Property Corporation ("TRW IPC") pursuant to which Purchaser is granted a license to use certain TRW trademarks in connection with the sale of premium rotors and drums in the Independent Aftermarket of North America; and (iv) a Supply Agreement between Purchaser and Federal Mogul Corporation ("FMC") pursuant to which Purchaser will be supplied with certain
TRW branded chassis components.

         Under the Trademark License Agreement, TRW IPC grants Purchaser the right to use the TRW name and mark in connection with the marketing, distribution and sale of rotors and drums in the Independent Aftermarket in North America. TRW Automotive, Inc. reserves for itself and its subsidiaries the right to use this name and mark in connection with marketing, distribution and sales of rotors and drums in foreign vehicle applications in North America and in parts or kits for non-domestic vehicle applications in Mexico.

         The initial term of the Trademark License Agreement expires December 31, 2008. Purchaser has an option to extend the term for an additional term of six years. This Extension Option must be exercised, if at all, on or before December 31, 2008 and is only exercisable by Purchaser if Purchaser has made certain minimum royalty payments over the Initial Term. If the Extension Option is exercised, the Trademark License shall be converted to a non-exclusive license for the Renewal Term. Under the Trademark License Agreement, Purchaser is required to pay TRW IPC royalties on sales made during the period commencing January 1, 2005 and ending December 31, 2008.

         The Purchase Agreement contains customary representations and warranties by the Seller including representations and warranties concerning:
(i) organization and good standing of Seller; (ii) absence of violations; (iii) enforceability of the Purchase Agreement; (iv) accuracy of financial statements;
(v) consistency of methodology in calculating inventory values; (vi) ownership of the Purchased Assets; (vii) status of contracts; (viii) absence of undisclosed litigation; (ix) certain environmental matters;(x) existing permits;
(xi) compliance with tax filing requirements; (xii) methodology of calculating reserves for account receivables; (xiii) adequacy of disclosure with respect to accounts payable; (xiv) certain employee matters; (xv) absence of material adverse changes; and (xvi) solvency of the Seller.

         The Purchaser also makes customary representations and warranties under the Purchase Agreement, including representations and warranties concerning: (i) organization and good standing of Purchaser; (ii) absence of violations; (iii) enforceability of the Purchase Agreement; (iv) absence of brokers, other than brokers retained by Seller; (v) absence of litigation; and (vi) solvency of the Purchaser.

         The Purchaser and Seller each agree to indemnify the other for: (i) breach of any representations or warranties set forth in the Purchase Agreement;
(ii) failure to satisfy Assumed Liabilities (in the case of the Purchaser) and Retained Liabilities (in the case of the Seller); and (iii) failure to perform covenant obligations under the Purchase Agreement. Indemnification under the Purchase Agreement is subject to the limitation that no party shall be required to indemnify the other unless and until a single claim is greater than $25,000 in value and the




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aggregate amount of all claims exceeds $250,000. In addition, the maximum amount of indemnification is limited to $5,000,000 for the nine month period following the closing date and $2,500,000 for the next nine month period thereafter. Seller's aggregate exposure under the indemnification provisions shall also be reduced by an amount equal to certain trade and sundry payables not paid by Purchaser in accordance with certain provisions of the Purchase Agreement.

         The Purchase Agreement provides that the representations and warranties made by the Seller and Purchaser under the Agreement and any indemnification obligations of the Seller and/or Purchaser for breach of the same shall survive the closing for a period of eighteen months. The survival limitations do not apply to Seller's obligation to perform its covenant obligations, to satisfy Retained Liabilities or to indemnify Purchaser for non-compliance with bulk transfer laws, if applicable. The survival limitation likewise does not apply to Purchaser's obligation to perform its covenant obligations or to satisfy any Assumed Liabilities.

ITEM 5.  OTHER EVENTS

ESTABLISHMENT OF REVOLVING CREDIT LOAN FACILITY WITH CONGRESS FINANCIAL CORPORATION (CENTRAL)

         On January 12, 2004, the Company's subsidiary corporations, Universal Automotive, Inc., Universal Automotive of Virginia, Inc., Universal Brake Parts, Inc. and The Automotive Commodity Connection, Inc. (collectively, the "Borrowers") entered into a Loan and Security Agreement with Congress Financial Corporation (Central) ("Congress") dated as of January 9, 2004 (the "Loan Agreement"). The Borrowers' obligations under the Loan Agreement are guaranteed by the Company and by another of its subsidiary corporations, UBP Hungary, Inc. (the "Guarantors"). Pursuant to the Loan Agreement, Congress, acting as lender and as agent to the extent one or more other lenders participate in the Loan Facility, agreed to extend a revolving credit facility (the "Loan Facility") to the Borrowers in an amount not to exceed $35,000,000 (the "Maximum Credit Amount"). The proceeds of the initial draw under the Loan Facility were used to fund the Purchase Price for the Purchased Assets acquired as part of the Acquisition and to refinance the existing indebtedness of the Borrowers and the Guarantors to LaSalle Business Credit, LLC and LaSalle Bank National Association. The Loan Facility is secured by a blanket lien on all or substantially all of the assets of the Borrowers and the Guarantors, including the assets acquired by Universal Automotive, Inc. as part of the Acquisition. The lien and security interest granted to Congress under the Loan Agreement constitutes a first priority lien and security interest, except that the lien on furniture, fixtures and equipment granted to Congress is junior to the existing lien on such property granted to Laurus Master Fund, Ltd.

         The Loan Agreement and the Loan Facility continue for an initial term of three years (the "Renewal Date") and from year to year thereafter, unless sooner terminated in accordance with its terms. Congress may terminate the Loan Agreement on the Renewal Date or on the anniversary of the Renewal Date by giving Borrowers and the Guarantors written notice of termination at least 90 days before the Renewal Date or the then current anniversary thereof, as applicable. Borrowers and Guarantors may terminate the Loan Agreement by giving not less than 60 days written notice prior to the Renewal Date or the applicable anniversary thereof.





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         Advances under the Loan Facility are made according to a borrowing base comprised of the Borrowers' Eligible Accounts and Eligible Inventory. Advances are permitted against Eligible Accounts and Eligible Inventory in accordance with certain advance rates specified in the Loan Agreement, but subject, in any event, to certain overall limitations also set forth in the Loan Agreement.

         Under the Loan Facility, Congress agrees to provide or arrange for certain letter of credit accommodations for the account of Borrowers. Any payments made by Congress in connection with such letter of credit accommodations shall constitute additional revolving loans made to Borrowers under the Loan Facility. For the purpose of applying the Inventory Loan Limit, Congress may treat the undrawn amount of outstanding letters of credit used to purchase Eligible Inventory as constituting revolving loans to the extent such Eligible Inventory was included as a component of the Borrowers' borrowing base.

         The Loan Facility provides the Borrowers with the option of having interest accrue based on a Prime Rate index, a Eurodollar Rate index or a combination of the two. The "Prime Rate" is defined by the Loan Agreement as that rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate. The "Eurodollar Rate" with respect to an interest period is defined by the Loan Agreement as the interest rate per annum equal to the arithmetic average of the rates of interest per annum at which Wachovia Bank, National Association is offered deposits of United States dollars in the London interbank market two business days prior to the commencement of each interest period. Advances under the Loan Facility which accrue interest based on a Prime Rate index are referred to as Prime Rate Loans and advances under the Loan Facility which accrue interest based on a Eurodollar Rate are referred to as Eurodollar Rate Loans. The applicable margins to be added to the Prime Rate index and the Eurodollar Rate index vary depending on the monthly average excess availability of the Borrowers. The margin for Prime Rate Loans will be in a range of from .25% to .75%, while the margins for Eurodollar Rate Loans will be in a range of from 2.50% to 3.00%.

         The Loan Agreement continues customary representations and warranties by the Borrowers and the Guarantors, including representations and warranties concerning: (i) corporate existence, power and authority; (ii) states of organization and collateral locations; (iii) accuracy of financial statements;
(iv) priority of liens; (v) timely filing of tax returns; (vi) absence of litigation; (vii) compliance with other agreements and applicable laws; (viii) compliance with environmental laws; (ix) compliance with employee benefit plans and laws; (x) locations of bank accounts; (xi) ownership of intellectual property; (xii) solvency of Borrowers and Guarantors; (xiii) absence of labor disputes; and (xiv) status of certain material contracts.

         The Loan Agreement also contains customary affirmative and negative covenants made by the Borrowers and Guarantors including: (i) maintenance of corporate existence; (ii) providing advance notification to Congress prior to opening new collateral locations; (iii) compliance with all applicable laws and regulations; (iv) payment of taxes and claims; (v) maintenance of financial statements and other information in accordance with generally accepted accounting principles; (vi) refraining from selling substantially all of their assets or merging into or consolidating with certain other entities; (vii) refraining from the sale of capital stock or issuance of indebtedness, subject to certain specified exceptions; (viii) refraining from granting or permitting any liens to exist on the Borrowers' or the Guarantors' assets or properties, subject






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to certain specified exceptions; (ix) creating or permitting to exist any indebtedness of the Borrowers or the Guarantors, subject to certain specified exceptions; (x) making or permitting to exist any loans or advances of money to any person, subject to certain specified exceptions; (xi) declaring or paying cash dividends on account of capital stock; (xiii) engaging in transactions with affiliates, subject to certain exceptions; and (xiii) failing to comply with certain financial covenants specified in the Loan Agreement.

         In connection with the Loan Facility, the Borrowers paid Congress a commitment fee of $131,250, and a closing fee of $131,250. In addition, Borrowers are obligated to pay Congress an unused line fee equal to .375% per annum of the amount by which the Maximum Credit Amount exceeds the average monthly balance of loans and letters of credit outstanding, payable monthly in arrears. Borrowers shall also pay Congress a service fee of $5,000 per quarter.

ISSUANCE OF AN ADDITIONAL $2,000,000 OF CONVERTIBLE DEBT TO LAURUS MASTER FUND, LTD.

         On January 9, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. and issued a $2,000,000 Convertible Term Note. The Note is in addition to a $2,500,000 Convertible Term Note previously issued to Laurus Fund on or about October 31, 2003 (the "Prior Note" collectively, the "Notes") secured by the same collateral.

         1. Basic Terms. The Note is for a 3-year term from the issuance, bearing interest at the prime rate, as announced in the Wall Street Journal, plus 2 percent, subject to a floor of 6% per annum. Interest only is payable until April 1, 2004, and 1/33 of principal amortizes for the next 33 months beginning April 1, 2004 ($60,606.06 per month). Accrued interest is due with each principal payment. The Note is secured by a security interest in property, plant and equipment, exclusive of any inventory and receivables. A separate intercreditor agreement has been entered into between the Laurus Fund and Congress, whereby Congress agrees to subordinate its primary security interest in the property, plant and equipment of the Company and its subsidiaries to that of the Laurus Fund.

         2. Payment Option with Common Stock at Conversion Price. The Notes are convertible at Laurus Fund's option into the Company's common stock at a fixed conversion price of $1.30 per share. In addition, at the Company's option, the Company may pay the principal plus interest due on the Notes with its common stock at any time the closing price, as reported by Bloomberg, L.P., for the Company's common stock exceeds 107% of the fixed conversion price for ten (10) consecutive trading days before the scheduled payment date. Each such payment would be made at the fixed conversion price. In no event can a payment be made against the Notes with common stock whereby the Laurus Fund would hold in excess of 4.99% of the Company's common stock.

         3. Payment Option with Common Stock Below Conversion Price. The Company has an additional option under the Note to make debt service payments with its common stock when the closing price of the Company's common stock does not meet the 107% test as outlined in the preceding paragraph, provided that this option will not be available to the Company until it receives shareholder consent to be able to exercise this option (in order to comply with applicable Nasdaq rules requiring shareholder consents for this situation). If approved by the






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Company's shareholders, this payment option would permit the Company to pay debt service obligations with its common stock based upon a conversion price equal to 90% of the five lowest closing prices of its common stock during the 22 trading days prior to conversion, subject to a floor of $0.50 per share. The Company is now in the process of obtaining shareholder approval for the issuance of the Note. Laurus Fund has agreed that until the Company either obtains shareholder approval to issuance of the Note or an exemption from NASDAQ'S corporate governance rules as they apply to the Note, upon conversion of the Note, the Laurus Fund may not receive more than 19.9% of the shares of the Company's
Common Stock outstanding on the Closing Date.

         4. Prepayment Rights. The Company has the right to prepay some or all of the obligations due under the Note if the average closing price of its common stock exceeds 107% of $1.30 per share (i.e. $1.39 per share) for at least 5 consecutive trading days preceding the Company's delivery of a prepayment notice, subject to a volume limitation of 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the date of payment, and further subject to a limitation excluding the trading volume for any day during the 22-day period where the price dropped below $1.39 per share. The Company may also prepay the Note at 115% of the remaining obligation under the Note, subject to its obligation to fulfill any conversions elected prior to delivery of notice of election to prepay the Note in full.

         The Note has automatic adjustments for changes in the Company's capital structure due to extraordinary capital events. In addition, it contains a standard weighted average antidilution clause to the extent of subsequent securities issuances (exclusive of outstanding securities) and conversion rights, at a price below the conversion price. However, the antidilution clause will not become effective until the Company has obtained shareholder approval of the transaction.

         5. Warrants. In connection with the Note issuance, the Company also issued to the Laurus Fund 5-year warrants to purchase:

         (a) 140,000 of the Company's common shares at $1.60 per share;

         (b) 80,000 of the Company's common shares at 1.74 per share; and

         (c) 60,000 of the Company's common shares at $2.01 per share.

         6. Securities Purchase Agreement. The Securities Purchase Agreement contains numerous representations and warranties, as well as certain affirmative and negative covenants which include the requirements that the Company obtain the Laurus Fund's consent to the taking of any of the following actions so long as 25% or more of the principal amount of the Note is outstanding:

         (a) declaration of dividends on the Company's common stock;

         (b) liquidation, dissolution or effecting a material reorganization;

         (c) actions which materially alter the scope of the Company's business;






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         (d) incurring debt other than:

             (i)   existing debt (and refinancings thereof);

             (ii)  trade debt;

             (iii) purchase money financing on equipment acquisition in excess of 5% per annum of the Company's assets; and

             (iv) debt owed to acquire assets with operating lines (such as purchases of new businesses).

The Laurus Fund, in turn, agreed that it will not engage in short sales of the Company's stock. The Company paid Laurus Capital Management, L.L.C. a closing fee of $70,000 and reimbursed it for due diligence and legal fees in the amount of $15,000.

         7. Registration Rights Agreement. The Company entered into a registration rights agreement with the Laurus Fund whereby it agreed to file a registration statement to register the shares of common stock underlying the Note and Warrants on or before April 1, 2004 and to have the registration statement declared effective prior to May 1, 2004; certain penalties apply if this covenant is not satisfied.

         8. Commissions. The Company previously entered into a selling agreement with an investment banker, whereby it agreed to pay commissions in the form of stock and warrants with respect to certain transactions. The Laurus Fund Note transaction is covered by the selling agreement, and accordingly, in consideration for the Note issuance, at closing the Company paid the investment banker a commission of $140,000 in cash and issued to it a 5-year warrant to purchase 250,000 shares of the Company's common stock exercisable at $1.76 per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

         Financial statements of the business acquired will be filed by amendment no later than 60 days from the due date of this filing.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                              /s/ Arvin Scott
                              --------------------------------------------------
                              Arvin Scott, President and Chief Executive Officer
Dated:  January 27, 2004




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